Exhibit 13(g)

EXPENSE LIMITATION AGREEMENT

THIS EXPENSE LIMITATION AGREEMENT (“Expense Limitation Agreement”) is made as of the [___] day of [____], 2015 by and between DEUTSCHE ASSET ALLOCATION TRUST, a Massachusetts business trust (the “Fund”), and DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC., a Delaware corporation (the “Advisor”), with respect to the following:

WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), with such series (each a “Series”) and classes (each a “Class”) as listed on Exhibit A; and

WHEREAS, the Advisor serves as Investment Advisor to each Series pursuant to an Investment Advisory Agreement;

NOW, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1. The Advisor agrees to waive its fees, reimburse expenses and/or credit the Fund (or to cause its affiliates to waive their fees and/or reimburse expenses) to the extent necessary so that the “total annual fund operating expenses” for each Series or Class, as applicable, do not exceed the percentage of average daily net assets set forth on Exhibit A.  For the purposes of this Expense Limitation Agreement, “total annual fund operating expenses” for a Series or Class shall consist of all expenses and costs of a Fund not specifically borne by the Advisor or a Series’ principal underwriter, including investment advisory fees, administration fees, distribution and shareholder service fees, fees for necessary professional services, costs associated with regulatory compliance and maintaining legal existence and shareholder relations and “Acquired Fund Fees and Expenses” (as defined in Form N-1A), but excluding the following: (a) portfolio transaction and other investment-related costs (including brokerage commissions, dealer and underwriter spreads, commitment fees on leverage facilities (but not commitment fees on credit facilities), prime broker fees and expenses, interest expense, and dividend expenses related to short sales ); (b) taxes; and (c) extraordinary expenses.  For purposes of this agreement, “extraordinary expenses” mean any unusual, unexpected and/or nonrecurring expenses that are approved as such by the Board(s) of Trustees of the applicable Fund(s).

2. This Expense Limitation Agreement shall be effective as to the Fund, Series or Class, as applicable, for the period set forth in Exhibit A.  Upon the termination of the Investment Advisory Agreement, this Expense Limitation Agreement shall automatically terminate with respect to the Fund.  The obligation of the Advisor under Paragraph 1 hereof shall survive the termination of the Investment Advisory Agreement solely as to expenses and obligations incurred prior to the date of such termination.

3. Any question of interpretation of any term or provision of this Expense Limitation Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by the parties hereto, taking into consideration and assigning such weight as they may determine on a case-by-case basis, by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission (“SEC”) issued pursuant to said Act.  Otherwise the provisions of this Expense Limitation Agreement shall be interpreted in accordance with the laws of Delaware.

4. Amendments.  This Expense Limitation Agreement and the exhibits hereto may be amended by agreement of the Fund and the Advisor.  Additional Funds, Series or Classes may be added to this Expense Limitation Agreement by written agreement of such Fund and the Advisor. The Advisor may unilaterally amend Exhibit A to extend or lower any expense limitation and any such amendment shall be subject to the terms of this Expense Limitation Agreement. In addition, the Advisor shall be contractually bound hereunder by the disclosure of expense limitations contained in the Fund’s prospectus or any supplements thereto as if such limitations were set forth in Exhibit A.

5. A copy of the Fund’s Declaration of Trust, together with all amendments thereto, is on file in the Office of the Secretary of the Commonwealth of Massachusetts.  The Advisor is hereby expressly put on notice of the limitation of liability as set forth in the Fund’s Declaration of Trust and it agrees that the obligations assumed by the Fund on behalf of each Series pursuant to this Expense Limitation Agreement will be limited in all cases to the Series and its assets, and it will not seek satisfaction of any such obligation from the shareholders or any shareholder of the Series or any other series of the Fund, or from any Trustee, officer, employee or agent of the Fund.  The Advisor understands that the rights and obligations of each Series under the Declaration of Trust are separate and distinct from those of any and all other Series.

6. This Agreement and all the exhibits attached hereto constitute the entire agreement of the parties with respect to the subject matter of this Agreement and supersede all prior negotiations, agreements and understandings with respect thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Expense Limitation Agreement to be executed in duplicate by their respective officers as of the day and year first above written.

DEUTSCHE ASSET ALLOCATION TRUST By: ________________________ Name: John Millette Title: Vice President and Secretary
DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. By: ________________________ Name: Caroline Pearson Title: Managing Director By: ________________________ Name: John Millette Title: Director

EXHIBIT A

Fund	Cap on Total Annual Fund Operating Expenses (as a percentage of average daily net assets)

[PLEASE SEE ATTACHED EXHIBIT MATRIX]

		Current Effective Cap			Expense Waivers					Voluntary Caps				Contractual Caps
Fund Name	Fiscal Year End	Current Effective Expense Cap	Exclusions	Expiration Date	Effective Date	Expense Waiver	Waiver Type	Cont/ Vol	Expiration Date	Effective Date	Voluntary Expense Cap	Exclusions	Expiration Date	Effective Date	Contractual Expense Cap I	Expiration Date	Exclusions
Open Ended Funds
DeutscheMulti-Asset Conservative Allocation - Class A	8	1.15%	D	09/30/18										8/17/15	1.15%	09/30/18	D
Deutsche Multi-Asset Conservative Allocation- Class B	8	1.90%	D	09/30/18										8/17/15	1.90%	09/30/18	D
Deutsche Multi-Asset Conservative Allocation - Class C	8	1.90%	D	09/30/18										8/17/15	1.90%	09/30/18	D
Deutsche Multi-Asset Conservative Allocation - Class S	8	0.90%	D	09/30/18										8/17/15	0.90%	09/30/18	D
Deutsche Multi-Assets Global Allocation Fund - Class A	8	1.15%	D	09/30/18										8/17/15	1.15%	09/30/18	D
Deutsche Multi-Assets Global Allocation Fund - Class B	8	1.90%	D	09/30/18										8/17/15	1.90%	09/30/18	D
Deutsche Multi-Assets Global Allocation Fund - Class C	8	1.90%	D	09/30/18										8/17/15	1.90%	09/30/18	D
Deutsche Multi-Assets Global Allocation Fund - Class S	8	0.90%	D	09/30/18										8/17/15	0.90%	09/30/18	D
Deutsche Multi-Assets Moderate Allocation Fund - Class A	8	1.15%	D	09/30/18										8/17/15	1.15%	09/30/18	D
Deutsche Multi-Assets Moderate Allocation Fund - Class B	8	1.90%	D	09/30/18										8/17/15	1.90%	09/30/18	D
DeutscheMulti-Assets Moderate Allocation Fund - Class C	8	1.90%	D	09/30/18										8/17/15	1.90%	09/30/18	D
Deutsche Multi-Assets Moderate Allocation Fund - Class S	8	0.90%	D	09/30/18										8/17/15	0.90%	09/30/18	D
Deutsche LifeCompass 2040 Fund - Class A	8	1.15%	D	09/30/18										8/17/15	1.15%	09/30/18	D
Deutsche LifeCompass 2040 Fund - Class C	8	1.90%	D	09/30/18										8/17/15	1.90%	09/30/18	D
Deutsche LifeCompass 2040 Fund - Class S	8	0.90%	D	09/30/18										8/17/15	0.90%	09/30/18	D
Deutsche LifeCompass Retirement Fund - Class A	8	1.15%	D	09/30/18										8/17/15	1.15%	09/30/18	D
Deutsche LifeCompass Retirement Fund - Class B	8	1.90%	D	09/30/18										8/17/15	1.90%	09/30/18	D
Deutsche LifeCompass Retirement Fund - Class C	8	1.90%	D	09/30/18										8/17/15	1.90%	09/30/18	D
Deutsche LifeCompass Retirement Fund - Class S	8	0.90%	D	09/30/18										8/17/15	0.90%	09/30/18	D